Exhibit 10.10

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. REDACTED MATERIAL IS MARKED WITH A [***].

Product Development Contract

Party A (Principal): Shaanxi Qianxiang Health Technology Co., Ltd

Party B (Developer): Beijing Zhongsheng Aopu Oligopeptide Technology Research Institute

The parties to this contract, through equal and voluntary consultation, in accordance with the Civil Code of the People’s Republic of China and relevant regulations, have signed this contract to jointly abide by the technology development matters entrusted by Party A to Party B.

Definition and Explanation

1. Development achievements: The technical achievements and all related development documents obtained by Party B in the research and development of this project (including the technical achievements and related development documents completed in each stage of project development), including the intellectual property rights such as patents and copyrights obtained as a result, as well as the intermediate achievements and process materials of the above-mentioned technical achievements. Its forms of expression are not limited to technical data, design drawings, process methods, material formulas, computer programs, technical information and its combinations, samples, prototypes, new products, new materials, and new production lines.

2. Background intellectual property: refers to the intellectual property that existed before the contract came into effect or was obtained independently of the project by one party.

3. Intellectual Property: Refers to the intellectual property generated in this project.

Development project

1 .Research and development project names: “Small peptide”, “SOD small peptide”, “Hyaluronic acid small peptide”, “Collagen small peptide”, “Probiotic small peptide” products.

The specifications and indicators of the R&D products are as follows:

Small peptide: 6g/bag, molecular weight of small peptide: average 300 daltons;

SOD peptide: 6g/bag, peptide molecular weight: average 300 daltons; SOD: 60000U/bag

Hyaluronic acid peptide: 6g per bag (not exceeding 8.5g), molecular weight of peptide: average 300 daltons; Hyaluronic acid molecular weight: average 800 daltons;

Collagen peptide: 6g per bag (not exceeding 8.5g), molecular weight of collagen peptide: average 300 daltons; Probiotic peptide: 6g/bag (not exceeding 8.5g), factory probiotic viable count: 800CFU/bag;

2. Requirements for R&D achievements: formulation processes and technologies for “small peptides”, “SOD small peptides”, “hyaluronic acid small peptides”, “collagen small peptides”, and “probiotic small peptides” products;

Development costs and payment methods

1.Development cost of this project:

(1) The provisional amount is RMB (in words) [***] per box (6g * 10 bags) (¥ [***]), which will be settled based on the actual number of bottles ordered.

(2) Explanation of Development Cost Settlement:

The following expenditure items are included in the research and development expenses: remuneration of Party B, purchase of necessary research equipment, purchase of technical related materials, research expenses, purchase of necessary trial materials, energy expenses, installation and commissioning fees, document preparation fees, and other expenses required for the development work.

The following expenditure items are not included in the development costs and shall be borne by Party B in case of any occurrence: licensing or usage fees for background intellectual property owned by Party B.

2.Payment method for development expenses

Within [5] working days after the signing of this contract, Party A shall pay Party B [100]% of the R&D expenses, which is ¥ [***] per box * number of boxes. The remaining amount shall be paid according to the development progress confirmed in writing by both parties.

3.Party B designates the receiving account:

Account Name: [***]

Account: [***]

4.Invoice: Within [10] working days after payment by Party A, Party B shall issue a corresponding value-added tax professional invoice to Party A for the first research and development expenses under this contract.

Transfer of Commission

The second party shall independently complete the main work stipulated in this contract, and shall not transfer it to a third party for completion except for some auxiliary work.

Delivery of Development Results

1. Delivery time: Party B shall deliver the development results to Party A within 60 working days.

2. Delivery content: Party B shall deliver the development results and all technical materials to Party A.

3. Delivery form

(1) The development results and related technical materials delivered by Party B shall be subject to the requirements of Party A.

(2) If the development results involve computer software, Party B shall provide Party A with source code and software design documents describing the software process, algorithms, and design ideas.

Acceptance check

Acceptance criteria: Party A shall conduct acceptance within one month after Party B delivers the development results in accordance with the requirements of Article 5 of this contract. The acceptance of the development results shall be subject to written confirmation issued by Party A.

Intellectual Property

1. Background Intellectual Property

(1) The provision of any documents, information, and data (including but not limited to technical specifications and testing specifications) by Party A to Party B does not constitute the transfer of any Party A’s background intellectual property rights to Party B or a license for Party B to use any Party A’s background intellectual property rights for commercial purposes.

(2) If the development results submitted by Party B involve Party B’s background intellectual property rights, in order to ensure that Party A has the right to use the development results, Party B shall grant Party A a non exclusive, non transferable, permanent, irrevocable, worldwide, free, and sublicensable license for the background intellectual property rights involved.

2. Non infringement

(1) The second party guarantees that the development results do not infringe upon any third-party copyrights, trademarks, patents, trade secrets, etc; It also does not violate the confidentiality obligations or relevant intellectual property agreements between Party B (including its developers) and third parties.

(2) If the development results infringe upon third-party intellectual property rights, all economic and legal liabilities arising therefrom shall be borne by Party B, and Party B shall choose one of the following measures for remedy:

a. Obtain third-party permission;

b. Modify or replace the development results to ensure that they do not infringe;

3. Intellectual property ownership and use of development results

(1) All intellectual property rights of the development results submitted by Party B to Party A under this agreement, including but not limited to copyright, patent rights, patent application rights, and technical secrets, shall belong to Party A. Party B shall not apply for rights, register or file in its own or third-party name without authorization.

(2) If Party A decides to apply for patents, copyright registration or obtain other rights through legal procedures for the research and development results of this contract, Party B shall provide necessary cooperation, including but not limited to participating in discussions organized by Party A on the development results, reviewing patent application documents, etc.

(3) The second party promises that without the written consent of the first party, the second party (including the second party’s developers) shall not use the development results, nor shall they license, transfer or exchange the intellectual property rights of the development results to any third party in any way.

4. Ownership and sharing of subsequent technological achievements

After this contract comes into effect, Party A has the right to make subsequent improvements to the development results. Any new technological achievements with substantial or creative technological progress characteristics (hereinafter referred to as “subsequent technological achievements”) and their rights arising therefrom shall belong to Party A.

Ownership of research equipment, devices, and materials

The equipment, materials, and other assets related to the development work purchased by Party B using development expenses shall belong to Party A.

Contract amendment and termination

Unless otherwise specified, any changes to this contract and its annexes (if any) must be agreed upon by both parties through consultation and a written supplementary agreement must be signed separately.

Contract contact information

1. Contact person for Party A’s project

(1) The first party confirms the following project contact information:

Name of contact person for Party A’s project: Li Xuehong

Address: Enclave Economic Park, Langao County, High tech Industrial Development Zone, Ankang City, Shaanxi Province.

Mobile phone: [***]

E-mail [***]

(2) The second party confirms the following project contact information:

Party B’s project contact person: [***]

Address: [***]

Mobile phone: [***]

E-mail [***]

2. Both parties confirm that the above contact information shall also serve as a valid judicial delivery address.

Other rights and obligations

The first party has the right to inspect the use of development expenses by the second party, and the second party shall unconditionally provide the first party with relevant expense expenditure vouchers as requested by the first party.

Representations and warranties

The second party undertakes to possess the relevant qualifications required for product development under this contract.

Liability for breach of contract

1.If Party B fails to perform the contract on time, Party B shall pay a penalty of 0.03% of the development fee under this contract to Party A for each day of delay, and Party A shall have the right to deduct it from the payable amount. If the overdue period exceeds 30 days, Party A has the right to terminate this contract.

2. If Party B breaches the contract and disposes of the development results, all proceeds obtained shall belong to Party A, and Party B shall pay a penalty of 30% of the development costs as stipulated in this contract. Party B shall also compensate Party A for all losses. The breach of contract by Party B in disposing of the development results includes but is not limited to: breach of contract license, transfer of development results; Violating the contract and applying for patents or related rights on one’s own; Breach of contract and use the developed canal for commercial purposes.

3. After the signing of this agreement, Party B shall not unilaterally terminate the contract or conduct product research and development in violation of the provisions of this agreement. Otherwise, Party B shall pay Party A a penalty of 30% of the total development cost.

If Party B falls under any of the following circumstances, Party A has the right to terminate this contract:

(1) Without the written consent of Party A, delegate part or all of the work of this project to a third party;

(2) If Party B breaches the contract and fails to rectify it within 15 days after being notified by Party A;

(3) Failure to deliver development results or development failure due to the fault of Party B;

(4) If Party B has other breach of contract, Party A has the right to terminate it in accordance with the law or agreement.

5. If Party A terminates this contract or Party B breaches this contract due to Party B’s reasons, Party B shall also bear the following responsibilities:

(1) The unused development fees already paid by Party A shall be refunded by Party B;

(2) Party A shall pay a penalty for breach of contract, which shall be calculated at 30% of the development costs stipulated in this contract;

6. If Party B violates the provisions of this contract, in addition to bearing other responsibilities stipulated in this contract, Party B shall also compensate Party A for the losses caused, including but not limited to direct losses caused to Party A, loss of obtainable benefits, compensation fees/liquidated damages/fines paid by the complying party to third parties, investigation and evidence collection fees/notarization fees, litigation costs, lawyer fees, and other reasonable expenses incurred as a result.

Confidentiality

The parties to the contract guarantee to keep confidential any documents and materials (including but not limited to trade secrets, company plans, operational activities, financial information, technical information, business information, and other trade secrets) that belong to other parties and cannot be obtained through public channels during the discussion, signing, and performance of this contract. Without the consent of the original provider of the information and documents, no other party shall disclose all or part of the content of the trade secret to any third party. The above confidentiality obligations shall still be fulfilled after the termination or rescission of this contract.

Other Agreements

1. Definition of Force Majeure: refers to all events that occur after the signing of this contract, are unforeseeable at the time of signing this contract, and whose occurrence and consequences cannot be avoided or overcome, which hinder either party from fully or partially performing the contract. The above-mentioned events include earthquakes, typhoons, floods, fires, wars, international or domestic transportation disruptions, epidemics, strikes, and other events considered force majeure under Chinese law or general international business practices.

2. Consequences of Force Majeure:

(1) If a force majeure event occurs that affects one party’s performance of its obligations under this contract, the performance shall be suspended during the delay period caused by the force majeure, and it shall not be deemed a breach of contract.

(2) The party experiencing force majeure shall promptly notify the other parties in writing and provide sufficient evidence to prove the occurrence and duration of the force majeure within fifteen (15) days thereafter.

(3) If a force majeure event occurs, all parties should immediately consult with each other to find a fair solution and make every reasonable effort to minimize the impact of force majeure.

(4) Force majeure that occurs during the period of delayed performance does not have the effect of exemption from liability.

Dispute Resolution

Any disputes arising from or related to this contract shall be resolved through consultation between the parties to the contract, or through mediation by relevant departments. If negotiation or mediation fails, a lawsuit shall be filed with the people’s court with jurisdiction over the location of Party A.

Supplementary Provisions

1. This contract is made in duplicate, with each party holding one copy. Each contract text has equal legal effect.

2. For any matters not covered in this contract, both parties shall negotiate and sign a supplementary agreement, which shall have the same legal effect as this contract.

3. This contract shall come into effect after being stamped by both parties.

(No contract text below)

Signing date: September 18, 2023
Party A (seal):
Legal representative or authorized representative:
By	/s/ Xuehong Li
Name:	Xuehong Li

Party B (Seal):
Legal representative or authorized representative:
By	/s/ Yibo Du
Name:	Yibo Du